Exhibit 99.1

XSOVT, LLC
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member
Xsovt, LLC (A Development Stage Company)
Oceanside, New York

We have audited the accompanying balance sheet of Xsovt, LLC (A Development Stage Company) (the “Company”) as of December 31, 2010 and the related statement of operations, members' equity (deficit) and cash flows for the period from October 26, 2010 (inception) to December 31, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 2 to the financial statements for further information regarding this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
April 10, 2011

XSOVT, LLC
(A Development Stage Company)

BALANCE SHEET
AS OF DECEMBER 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$1,399
Prepaid expenses	25,000

Total current assets	26,399

Property, plant and equipment at cost less accumulated depreciation of $124	7,353

Other assets:
Security deposits	7,500
Total assets	$41,252

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$24,692
Accrued interest payable	75,991
Convertible notes payable	25,000
Note payable	150,000
Note payable - related party	290,000
Loan payable	197,000

Total current liabilities	762,683

Member's equity (deficit)
Contributed capital (deficit)	(607,802)
Accumulated deficit during the development stage	(113,629)

Total member's equity (deficit)	(721,431)

Total liabilities and member's equity (deficit)	$41,252

The accompanying notes are an integral part of these financial statements.

XSOVT, LLC
(A Development Stage Company)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 26, 2010 (INCEPTION)
THROUGH DECEMBER 31, 2010

Revenues	$-

Operating expenses:
Selling, general and administrative expenses	98,336
Depreciation and amortization	124
Total operating expenses	98,460
Net operating loss	(98,460)

Interest expense	(15,169)
Net loss	$(113,629)

The accompanying notes are an integral part of these financial statements.

XSOVT, LLC
(A Development Stage Company)

STATEMENT OF MEMBERS’ EQUITY (DEFICIT)
FOR THE PERIOD FROM OCTOBER 26, 2010 (INCEPTION)
THROUGH DECEMBER 31, 2010

	Contributed	Accumulated
	capital	deficit	Total

Balance at October 16, 2010 (Inception)	$-	$-	$-
Cash capital contribution	20	-	20
Purchase of business from related party	(613,170)	-	(613,170)
Imputed interest on note payable to related party	5,348	-	5,348
Net loss for period ended December 31, 2010	-	(113,629)	(113,629)
	$(607,802)	$(113,629)	$(721,431)

The accompanying notes are an integral part of these financial statements.

XSOVT, LLC
(A Development Stage Company)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 26, 2010 (INCEPTION)
THROUGH DECEMBER 31, 2010

Cash flows from operating activities:
Net loss	$(113,629)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest to related party note payable	5,348
Depreciation and amortization	124
Changes in operating assets and liabilities:
Change in prepaid expenses	(25,000)
Change in security deposits	(7,500)
Change in accounts payable and accrued expenses	34,513
Net cash provided used in operating activities	(106,144)
Investing activities:
Purchases of property and equipment	(7,477)
Purchase of business	(60,000)
Net cash used in investing activities	(67,477)
Financing activities:
Proceeds from notes payable	175,000
Proceeds from contributed capital	20
Net cash provided by financing activities	175,020
Net increase in cash	1,399

Cash at beginning of period	-
Cash at end of period	$1,399

Supplemental disclosures of cash flow information:

Cash paid for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

XSOVT, LLC
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Xsovt, LLC (the “Company”) was formed as a limited liability company under the laws of the State of New York on October 26, 2010.  The Company is a development stage company that has created a novel approach to the design, comfort and construction of shoes and slippers, as well as the packaging in which the products are sold.  The Company expects to commence wholesale operations in its second quarter of 2011 and commence retail operations in the third quarter of 2011.  To date, the Company has yet to establish an ongoing source of revenues sufficient to cover its operating costs and is thus classified as a development stage company.

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).  The Company has elected a December 31 fiscal year end.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the accompanying statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2010.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash.  The Company’s cash balances are maintained in accounts held by major banks and financial institutions located in the United States and do not at any time carry a balance in excess of the federally insured limits.

Accounts Receivable

Trade accounts receivable will be recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts will represent the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company will determine the allowance for doubtful accounts based upon historical write-off experience and current economic conditions. The Company will review the adequacy of its allowance for doubtful accounts on a regular basis. Account

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable (continued)

balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company’s accounts receivable, net of the allowance for doubtful accounts, were $-0- as of December 31, 2010.

Fair Value of Financial Instruments

In accordance with ASC 820, the carrying value of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to the short-term maturity of these instruments.  ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash, accounts receivable, loans payable, and accounts payable and accrued expenses, approximate their fair market value based on the short-term maturity of these instruments.  The following table presents assets and liabilities of the Company that are measured and recognized at fair value as of December 31, 2010, on a non-recurring basis:

Nonrecurring:	Level 1	Level 2	Level 3	Total Carrying Value
Related Party Payable	$-	$-	$(290,000)	$(290,000)
Notes Payable	-	-	(175,000)	(175,000)
Loan Payable	-	-	(197,000)	(197,000)
	$-	$-	$(662,000)	$(662,000)

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodology used to measure fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Related Party Payable: Market prices are not available for the Company’s loans from related parties nor are market prices of similar notes available. The Company assessed that the fair value of this liability approximates its carrying value.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Notes Payable:  Market prices are not available for the Company’s notes payable nor are market prices of similar loans available. The Company assessed that the fair value of this liability approximates its carrying value.

Loan Payable:  Market prices are not available for the Company’s loan payable nor are market prices of similar loans available. The Company assessed that the fair value of this liability approximates its carrying value.

The methods described above may produce a current fair value calculation that may not be indicative of net realizable value or reflective of future fair values. If a readily determined market values became available or if actual performance were to vary appreciably from assumptions used, assumptions may need to be adjusted, which could result in material differences from the recorded carrying amounts. The Company believes its method of determining fair value is appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a different estimate of fair value.

The following tables present the fair value of financial instruments as of December 31, 2010, by caption on the condensed balance sheet and by ASC 820 valuation hierarchy described above.

Level 3 Reconciliation:	Related Party Payable		Loan and Notes Payable
Level 3 assets and liabilities-beginning of period:	$	(-0-)	$	(-0-)
Purchases, sales, issuances and settlements (net)		(290,000)		(372,000)
Total level 3 assets and liabilities at December 31, 2010		$(290,000)		$(372,000)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded at rates designed to amortize the cost of capital assets over their estimated useful lives.

Amortization rates used are as follows:

Furniture and equipment	Straight-line 5 years
Leasehold Improvements	Straight-line 5 years

Routine maintenance costs are expensed when incurred.

Business Combination

On November 1, 2010, the Company purchased, pursuant to separate asset assignment agreements (the “Asset Assignments”), from Avi Koschitzki, the managing member of the Company (“Koschitzki”) and Out of the Box Design, LLC, a New York limited liability company controlled by Koschitzki (“OOTBD”), all of the assets (including all the intellectual property) created by OOTBD, Koschitzki and entities controlled by Koschitzki pertaining to the businesses of the Company for an aggregate price of $547,000, consisting of: (i) $60,000 in cash paid to Koschitzki; (ii) the issuance by the Company of a non-interest bearing due-on-demand promissory note in the principal amount of $290,000 payable to

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business Combination (continued)

OOTBD; and (iii) the Company’s assumption of a loan payable by OOTBD to an unaffiliated third party in the amount of $197,000, together with an additional amount of $66,170 of accrued interest due on such loan and with additional interest accruing at a rate of 20% per annum.  Such third party loan due matures on February 26, 2012 and may be prepaid at any time without penalty.  As part of the Asset Assignments, Koschitzki, his wife and two trusts for the benefit of his family were collectively issued 100% of the membership interests of the Company.

In connection with the Asset Assignments, and due to the fact that the transactions were with persons or entities under common control with the Company, the Company has recorded the Asset Assignments as a charge against members’ contributed capital in the amount of $613,170.

Revenue Recognition

The Company will apply the provisions of ASC 605 which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition.  In general, the Company will recognize revenue related to contracted amounts for services provided when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable and (iv) collectability is reasonably assured.

Advertising

Advertising costs will be expensed as incurred.  There were no advertising expenses for the period ended December 31, 2010.

Research and Development Costs

In accordance with ASC 730, research and development costs are expensed as incurred.  Research and development costs were $-0- for the period ended December 31, 2010.

Share-based Compensation

The Company will follow the provisions of ASC 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company will use the Black-Scholes pricing model for determining the fair value of stock based compensation.

Equity instruments issued to non-employees for goods or services will be accounted for at fair value and are marked to market until service is complete or a performance commitment date is reached, whichever is earlier.

Recent Accounting Pronouncements

During the period ended December 31, 2010, the Company adopted the following accounting pronouncements, which had no impact on the financial statements or results of operation:

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current U.S. GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other U.S. GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009.  The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.

This amendment would be effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.  The Company had no revenues and has generated an accumulated deficit of $113,629 as of December 31, 2010.

NOTE 2 - GOING CONCERN (CONTINUED)

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be able to accomplish any of its financing or other operational plans.

The ability of the Company to continue as a going concern is dependent upon its ability to achieve its operational goals, to secure sources of financing and to generate regular revenues and profits. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

On November 1, 2010, pursuant to the Asset Assignments, the Company purchased from Koschitzki and OOTBD all of the assets (including all the intellectual property) created by OOTBD, Koschitzki and entities controlled by Koschitzki pertaining to the businesses of the Company for an aggregate price of $547,000, consisting of: (i) $60,000 in cash paid to Koschitzki; (ii) the issuance by the Company of a non-interest bearing due-on-demand promissory note in the principal amount of $290,000 payable to OOTBD; and (iii) the Company’s assumption of a loan payable by OOTBD to an unaffiliated third party in the amount of $197,000, together with an additional amount of $66,170 of accrued interest due on such loan and with additional interest accruing at a rate of 20% per annum.  Such third party loan due matures on February 26, 2012 and may be prepaid without penalty.  As part of the Asset Assignments, Koschitzki, his wife and two trusts for the benefit of his family were collectively issued 100% of the membership interests of the Company.

In connection with the Asset Assignments, and as a result that the transaction was with entities under common control with the Company, the Company recorded this transaction as a charge against members’ contributed capital in the amount of $613,170.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

Property, plan and equipment consists of the following:

	Cost	Accumulated amortization	Net book value
Furniture and Equipment	$6,793	$113	$6,680
Leasehold Improvements	684	11	673
	$7,477	$124	$7,353

NOTE 5 – NOTES AND LOANS PAYABLE

On November 1, 2010, and as part of the Asset Assignments, the Company entered into a promissory note with OOTBD, an affiliated company, for $290,000, with no interest being charged and payment due upon demand by OOTBD.  As this is a loan from a related party, the Company recorded an interest expense and a charge to members’ equity of $5,348 as imputed interest using 11.25% as the average borrowing rate of the Company.

On November 1, 2010, and also as part of the Asset Assignments, the Company assumed a loan made by a third party to OOTBD, an affiliated company, for $197,000. The Company also assumed the liability of accrued but unpaid unpaid interest on such loan of $66,170 for a total liability of $263,170. The loan matures on February 26, 2012 with interest accruing at a rate of 20% and may be prepaid at any time without penalty.  It is the Company’s intent to pay this loan in full during the year ending December 31, 2011 from proceeds to be raised from future equity and debt offerings.

NOTE 6 – NOTES AND LOANS PAYABLE (CONTINUED)

On November 10, 2010, the Company entered into a promissory note with Fay Taub Stern, an unrelated party, for $150,000, bearing interest at a rate of 15% per annum and due in a period of the earlier of six months (with an option exercisable for a three month extension) or earlier if the Company receives a minimum of $1,500,000 in proceeds from an equity or debt offering.  This note is secured against the assets of the Company and is personally guaranteed by Koschitzki.  The lender also received common stock warrants to purchase 150,000 shares of common stock of any public company which acquires the Company or into which the Company merges with an exercise price of $0.25, exercisable for a period of 3 years from the date of issuance.  Being that these are contingent warrants, there is no accounting impact until the contingency is resolved.

On November 30, 2010, the Company entered into a convertible promissory note (the “Costabile Note”) with Costabile Martuscelli, an unrelated party, for $12,500 with interest accruing at a rate of 5% per annum and the principal due one year from the issuance date.  Upon the closing of a Qualified Equity Financing (the sale by the Company of equity securities for at least $300,000), the loan will automatically convert to the securities issued in the Qualified Equity Financing at the purchase price per share paid by the investors in such Qualified Equity Financing.

On November 30, 2010, the Company entered into a convertible promissory note (the “Gennaro Note”) with Gennaro Martuscelli, an unrelated party, for $12,500 with interest accruing at a rate of 5% per annum and the principal due one year from the issuance date. Upon the closing of a Qualified Equity Financing (the sale by the Company of equity securities for at least $300,000), the loan will automatically convert to the securities issued in the Qualified Equity Financing at the purchase price per share paid by the investors in such Qualified Equity Financing.

NOTE 7 – CONTRIBUTED CAPITAL

Total capital contributed through December 31, 2010 was $20 in cash contributed to the Company by Koschitzki, offset by the related transactions totaling $607,822 consisting of: (i) the payment made to Koschitzki of $60,000; (ii) the entering into a note in the amount of $290,000 payable to OOTBD for the purchase of all of the assets (including all the intellectual property) created by OOTBD, Koschitzki and entities controlled by Koschitzki pertaining to the businesses of the Company; (iii) the assumption of the loan payable to an unrelated party of $197,000; (iv) the assumption of the accrued interest of $66,170 on such assumed loan payable which is offset by (v) the recording of the imputed interest of $5,348 on the note payable to OOTBD.

NOTE 8 – INCOME TAXES

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Being a limited liability company, however, the Company’s losses are passed through to its members resulting in no net operating losses carried forward and thereby no deferred tax assets have been recorded.

In July, 2006, the FASB issued ASC 740, Accounting for Uncertainty in Income Taxes which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. ASC 740 became effective as of January 1, 2007 and had no impact on the Company’s financial statements.

NOTE 9 – COMMITMENTS

The Company is a party into a five year lease for 5,000 square feet at 18B Neil Court, Oceanside, New York for its office headquarters.

Future minimum lease payments under the lease are as follows:

Year ending December 31,

2011	$45,000
2012	$46,350
2013	$47,741
2014	$48,173
2015	$50,648

NOTE 10 – SUBSEQUENT EVENTS

On January 14, 2011, certain shareholders (the “Sellers”) of RxBids, a Nevada corporation (“RxBids”), entered into a Memorandum of Understanding (the “MOU”) with Koschitzki regarding a change in control of RxBids whereby the Sellers agreed to sell their collective 50.8% controlling common stock interest in the Company to Koschitzki.

On January 26, 2011, and in furtherance of the matters contemplated by the MOU, a transaction was consummated pursuant to a Securities Purchase Agreement (the “SPA”) by and among RxBids, Koschitzki, the Sellers and Jenson Services, Inc., a Utah corporation (“Jenson Services”).  Pursuant to the SPA, Koschitzki acquired shares of RxBids common stock from the Sellers amounting to a controlling interest in the Company, or 50.8% of the outstanding common stock as of January 26, 2011. Specifically, pursuant to the SPA, Koschitzki acquired 2,680,000 shares of common stock of RxBids (before giving effect to a subsequent 1 for 12 reverse stock split which occurred on February 7, 2011) from the Sellers for $350,000 in cash, $250,000 of which was paid on January 26, 2011, $50,000 of which was paid 45 days following January 26, 2011 and $50,000 of which is to be paid no later than 90 days following January 26, 2011.  In addition, under the terms of the SPA, RxBids issued to Jenson Services, in consideration of cancellation of all (approximately $12,700) debt owed to Jenson Services by RxBids, 440,000 post-split shares of common stock of RxBids.

As of the effective date of the SPA, RxBids also completed an acquisition of the Company and its business, assets and liabilities by means of a Securities Exchange Agreement (the “SEA”), by and among Koschitzki, Brenda Koschitzki (Koschitzki’s wife), the Avi Koschitzki 2010 Trust and the Koschitzki Children’s Trust, which are trusts formed by Koschitzki for the benefit of his family (collectively, the “Koschitzki Parties”), and RxBids.  As a result, as of January 26, 2011, the Company became a wholly-owned subsidiary of RxBids, which was subsequently renamed “Xsovt Brands, Inc.”

Also as of January 26, 2011, RxBids consummated a closing (yielding gross proceeds of $300,000 to RxBids) of a minimum $200,000 (8 units) and a maximum $1,000,000 (40 units, with an option for an additional $500,000 (20 units)) private placement (the “Private Placement”) of units, with each unit consisting of: (i) 25,000 shares of newly designated Series A 6% Cumulative Convertible Preferred Stock of RxBids (the “Series A Preferred”) which carries an initial conversion price of $0.25 per share, (ii) Class A Common Stock purchase warrants to purchase 100,000 shares of RxBids common stock at $0.375 per share and (iii) Class B common stock purchase warrants to purchase 100,000 shares of RxBids common stock at $0.875 per share (the Class A warrants and Class B warrants are collectively referred to herein as the “Warrants”).  As a result of such closing, the Costabile Note and the Genarro Note were converted pursuant to their terms into the securities issued in the Private Placement.

On March 28, 2011, Sixteenfifty Holding Inc. filed a complaint in California Superior Court against Xsovt Brands, Inc. (as successor to the Company), Xsovt, LLC and certain other parties seeking damages for breach of contract stemming from an alleged failure to pay trade debt.  The complaint attached invoices totaling approximately $60,000.

In accordance with ASC 855 Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.